Exhibit 4.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form F-80 of our report dated November 30, 2023 relating to the financial statements of National Bank of Canada.

/s/ Deloitte LLP

Chartered Professional Accountants

Montréal, Canada

July 26, 2024